                                                                       EXHIBIT 7

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO IT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                   MEDJET INC.

                          COMMON STOCK PURCHASE WARRANT

                                 August 17, 2001

        1. Number and Price of Shares Subject to Warrant. Subject to the terms and conditions set forth herein, VISX, Incorporated (the "Holder"), is entitled to purchase from Medjet Inc., a Delaware corporation (the "Company"), at any time after the date hereof and on or before the date of termination of this Warrant provided for in Section 13 hereof, up to One Million Three Hundred Twenty Thousand (1,320,000) shares (which number of shares is subject to adjustment and certain conditions as described below) of fully paid and nonassessable Common Stock of the Company (the "Shares") upon surrender hereof at the principal office of the Company, and upon payment of the purchase price at said office in cash or by check. Subject to adjustment as provided below, the purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions set forth below) shall be Seventy-Five Cents ($0.75). The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions set forth below) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as provided below) is referred to herein as the "Warrant Price."

        2. Merger Agreement. This Warrant is issued in connection with the execution and delivery of that certain Agreement and Plan of Merger and Reorganization, by and among the Holder, the Company, and a wholly-owned subsidiary of the Holder (the "Merger Sub"), dated as of August 17, 2001, (as the same may be amended from time to time, the "Merger Agreement"), which provides, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, for the merger (the "Merger") of Merger Sub with and into the Company.

        3. Adjustment of Warrant Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events as follows:

               (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property of the Company (except for cash from the proceeds of the Merger) by way of dividend or distribution, then and in each case, Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property of the Company which Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as described above during such period, giving effect to all adjustments called for during such period by this Section 3(a) and Section 3(b) and Section 3(c).

               (b) Adjustment for Reclassification or Reorganization. In case of any reclassification or change of the outstanding Common Stock of the Company or of any reorganization of the Company on or after the date hereof (other than the Merger contemplated by the Merger Agreement), then and in each such case the Company shall give Holder at least ten (10) days notice of the proposed effective date of such transaction, and Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3(a), Section 3(b) and Section 3(c); in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

               (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

        4. No Fractional Shares. No fractional shares of Common Stock or any other security will be issued in connection with any exercise or conversion hereunder. In lieu of any fractional shares that would otherwise be issuable (after aggregation of all shares being issued upon such exercise or conversion), the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of such security on the date of exercise, as determined in good faith by the Company's Board of Directors.

        5. No Shareholder Rights. This Warrant as such shall not entitle Holder to any of the rights of a stockholder of the Company.



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        6. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        7. Exercise of Warrant.

               (a) Manner of Exercise. This Warrant may be exercised, in whole or in part, by Holder by the surrender of this Warrant (with the notice of exercise form attached as Attachment A and the Investment Representation Statement attached as Attachment C duly executed) at the principal office of the Company, accompanied by payment in full of the purchase price of the Shares purchased thereby, as described above.

               (b) Right to Convert Warrant. This Warrant may be converted into Shares in whole or in part, by Holder by the surrender of this Warrant (with the notice of conversion form attached as Attachment B and the Investment Representation Statement attached as Attachment C duly executed) at the principal office of the Company. Upon conversion of this Warrant, Holder shall be entitled to receive that number of Shares of the Company equal to (x) the number of shares of Common Stock specified by Holder in its Notice of Conversion up to the maximum number of shares of Common Stock subject to this Warrant (less any shares previously issued upon exercise or conversion hereof) (the "Specified Number") less (y) the number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the Specified Number and the then existing Warrant Price by (B) the Fair Market Value, as defined below.

        "Fair Market Value" of a Share shall mean the fair value as determined in good faith, subject to the reasonable agreement of the Holder, by the Company's Board of Directors; provided, however, that where there exists a public market for the Company's Shares at the time of Holder's exercise of this conversion right, the Fair Market Value per Share shall be the average of the closing bid and asked prices of the Shares quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market, Nasdaq SmallCap Market or on any exchange on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of conversion.

               (c) Issuance of Shares. This Warrant shall be deemed to have been exercised or converted immediately prior to the close of business on the date of its surrender for exercise or conversion in accordance with Section 7(a) or
Section 7(b), and the person entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of record of such securities as of the close of business on such date. As promptly as practicable and in any event within fifteen (15) days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock or other security issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above, and a Warrant in like tenor as this Warrant to purchase the number of Shares in respect of which this Warrant shall not have been exercised, converted or waived.

        8. Certificate of Adjustment. Whenever the Warrant Price or the number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to Holder a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

        9. Registration Rights. Any Shares issued upon exercise or conversion of this Warrant shall be deemed to be "Registrable Securities" as defined in that certain Registration Rights Agreement, dated as of December 3, 1999, by and among the Company, Adam Smith & Co. ("ASC") and the Stockholders listed therein, as amended (the "Rights Agreement"), and shall be subject to all of the registration rights as set forth in the Rights Agreement.

        10. Transfer of Warrant. Any transfer of the Warrant by the Holder will require an opinion of counsel reasonably acceptable to the Company stating that such transfer is exempt from the registration requirements of the Securities Act of 1933; provided, however, that no opinion of counsel will be required upon transfer of the Warrant to any of the Holder's "affiliates," as such term is defined by Rule 144 of the Securities Act of 1933, as amended (the "Act"); provided further, however, that in the event of a transfer to the Holder's affiliates, (i) such transfer shall be limited to no more than ten such affiliates, each of whom must be an "accredited investor" as defined by Rule 215 of the Act, (ii) such affiliates must agree to be bound by the provisions of this Warrant, including but not limited to Section 11, and (iii) such affiliates must agree to sign the Investment Representation Statement attached as Attachment C upon exercise or conversion of the Warrant. No such transfer shall be effective as against the Company until this Warrant shall have been surrendered to the Company along with transfer instructions duly executed by Holder. Within 15 days of the fulfillment of the foregoing requirements of this
Section 10, the Company will issue to the transferee of this Warrant a new Warrant in like tenor for such number of Shares or other securities as this Warrant is then exercisable.

        11. Market Standoff Agreement. Except when Holder is exercising its registration rights as described in Section 9 of this Warrant (provided that Holder cannot exercise its "demand" registration rights set forth in Section 2.1 of the Rights Agreement from the date hereof until one year after the termination of the Merger Agreement), Holder agrees in connection with any registration of the Company's securities (other than a registration of debt securities, securities in a Rule 145 transaction or with respect to an employee benefit plan), upon notice by the Company or the underwriters managing any underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of this warrant or any Shares without the prior written consent of the Company and such managing underwriters for such period of time as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters, which period shall not exceed 90 days. Holder hereby consents to the placement of stop transfer orders with the Company's transfer agent in order to enforce the foregoing provision and agrees to enter into a market standoff agreement with such managing underwriters in customary form consistent with the provisions of this Section 11. This market standoff agreement shall be


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

binding upon any transferee who receives, in a private transaction, this Warrant or any securities issued upon exercise hereof.

        12. Restrictive Legends. Each certificate representing (i) the Shares, and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

        13. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the earlier of (a) the closing of the Merger or (b) August 17, 2004.

        14. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and Holder. All notices and other communications from the Company to Holder shall be delivered personally, sent by facsimile or mailed by overnight mail, first class mail, postage prepaid, to the address furnished to the Company in writing by Holder who shall have furnished an address to the Company in writing. If delivered personally, such notice shall be deemed given upon the date delivered. If sent by facsimile or overnight mail, such notice shall be deemed given one day after the facsimile or overnight mailing. If mailed by first class mail, postage prepaid, such notice shall be deemed given five days after deposit in the U.S. Mail.

                                        MEDJET INC.
                                        a Delaware corporation


                                        ---------------------------------------
                                        By:    Eugene I. Gordon
                                        Title: Chairman of the Board and
                                               Chief Executive Officer




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

                                  ATTACHMENT A

                               NOTICE OF EXERCISE


TO:     MEDJET INC.


        1. The undersigned hereby elects to purchase ____________ shares of Common Stock of Medjet Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

        2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:


                                         --------------------------------------
                                                        (Name)


                                         --------------------------------------
                                                      (Address)


                                         --------------------------------------

        3. The undersigned represents that the above shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution of such shares and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement included herewith.



Date:
      ---------------------
                                       VISX, INCORPORATED


                                       By:
                                          -------------------------------------
                                            Name:
                                            Title:
                                            Address: 3400 Central Expressway
                                                     Santa Clara, CA 95051-0703

                                  ATTACHMENT B

                              NOTICE OF CONVERSION



TO:     MEDJET INC.

        1. The undersigned hereby elects to convert its right to purchase __________ shares of Common Stock pursuant to the attached Warrant into such number of shares of Common Stock of Medjet Inc. as is determined pursuant to
Section 7(b) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

        2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:



                                         --------------------------------------
                                                       (Name)


                                         --------------------------------------
                                                     (Address)


                                         --------------------------------------

        3. The undersigned represents that the above shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution of such shares and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement included herewith.

Date:
      -----------------------
                                     VISX, INCORPORATED


                                     By:
                                        --------------------------------------
                                          Name:
                                          Title:
                                          Address: 3400 Central Expressway
                                                   Santa Clara, CA 95051-0703

                                  ATTACHMENT C

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER  :          VISX, INCORPORATED

COMPANY :             MEDJET INC.

SECURITY :            COMMON STOCK

AMOUNT :

DATE :

        In connection with the purchase of the above-listed securities (the "Securities"), I, the Purchaser, represent to the Company the following:

               (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

               (b) I understand that the Securities will be issued with the restrictive legends described in Section 12 of the Warrant and will be subject to the market standoff agreement described in Section 11 of the Warrant.

               (c) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

               (d) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities, except as set forth in that certain Registration Rights Agreement, dated as of December 3, 1999, by and among the Company, Adam Smith & Co. ("ASC") and the Stockholders listed therein, as amended by the First Amendment to the Registration Rights Agreement, dated as of August __, 2001, by and among the Company, ASC, the Stockholders and the Holder and the Second Amendment to the Registration Rights Agreement, dated as of August __, 2001, by and between the Company and the Holder (collectively, the "Rights Agreement"). In addition, I understand that the




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certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

               (e) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. I understand that there can be no assurance that the such conditions will ever be satisfied.

               (f) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

               (g) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.



Date:
      ------------------------
                                    VISX, INCORPORATED


                                    By:
                                        ------------------------------------
                                         Name:
                                         Title:
                                         Address: 3400 Central Expressway
                                                  Santa Clara, CA 95051-0703



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